EXHIBIT 5
                OPINION OF ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33301
                                  954-763-1200


                                                                   July 23, 1999

Circle Group Internet, Inc.
1101 Campus Drive
Mundelein, IL 60606

         Re: Registration Statement on Form S-B2; Circle Group Internet, Inc.
             (the "Company") 1,569,200 shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission (the "Commission") with respect to the resale of 1,569,200 shares of Common Stock, par value $.001 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the above referenced Registration Statement.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, as amended, By-Laws, instruments pertaining to the issuance of the Common Stock, and related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon the foregoing, it is our opinion that the shares of Common Stock to be sold by the Selling Security Holders are legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

                                     Very truly yours,
                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.